[Letterhead of]

                  CRAVATH, SWAINE & MOORE


                                           November 14, 1995


                      Time Warner Inc.
                    Time Warner Capital I
                   Time Warner Capital II
                   Time Warner Capital III
                 Preferred Trust Securities


Ladies and Gentlemen:

          We have acted as counsel for Time Warner Inc., a Delaware corporation (the "Company"), and Time Warner Capital I, Time Warner Capital II and Time Warner Capital III, each a statutory business trust created under the Business Trust Act of the State of Delaware (collectively the "Trusts"), in connection with the proposed issuance by the Trusts of Preferred Trust Securities (the "Preferred Securities") pursuant to the terms of the declarations of trust of the Trusts, dated as of August 2, 1995, as proposed to be amended and restated, among the Company, as sponsor, the trustees named therein and the holders from time to time of undivided beneficial interests in the assets of the Trusts (the "Declarations"). The Preferred Securities will be guaranteed by the Company on a subordinated basis with respect to distributions and payments upon liquidation, redemption or otherwise (the "Guarantee") pursuant to a Guarantee Agreement to be dated as of the date of each issuance of Preferred Securities (the "Guarantee Agreement"), between the Company and The First National Bank of Chicago, as Trustee (the "Guarantee Trustee"). The assets of each Trust will consist of Subordinated Debentures of the Company (the "Subordinated Debentures"), which will be issued under an indenture dated as of the date of intial issuance of Preferred Securities (the "Base Indenture"), between the Company and Chemical Bank, as Trustee (the "Indenture Trustee"), and supplemental indentures dated as of the date of each issuance of Preferred Securities, between the Company and the Indenture Trustee under the



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Indenture (the "Supplemental Indenture" and together with
the Base Indenture, the "Indenture").

          In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including (a) the Restated Certificate of Incorporation of the Company; (b) the By-laws of the Company; (c) the Registration Statement on Form S-3 (Registration Nos. 33-61523, 33-61523-01, 33-61523-02 and
33-61523-03) filed with the Securities and Exchange Commission (the "Commission") on August 2, 1995, as amended, (such Registration Statement, including all material incorporated by reference therein, the "Registration Statement"); (d) the Certificates of Trust of the Trusts dated August 2, 1995, and filed with the Secretary of State of the State of Delaware on August 2, 1995; (e) the Declarations; (f) the form of the Amended and Restated Declaration; (g) the form of the Indenture; (h) the form of the Supplemental Indenture; (i) the form of Preferred Security attached as Exhibit B to the form of Amended Declaration and a specimen thereof; (j) the form of Common Security attached as Exhibit C to the form of Amended Declaration and a specimen thereof; (k) the form of Guarantee Agreement; and (l) the form of Subordinated Debentures attached as Exhibit A to the Indenture and a specimen thereof.

          Based on the foregoing, we are of opinion under current law as follows:

          1. Although not free from doubt, assuming full compliance with the terms of the Indenture and all other relevant documents, the Subordinated Debentures held by the Trusts will be classified for United States Federal income tax purposes as indebtedness of the Company.

          2. Assuming full compliance with the terms of the Declarations, the Indenture and all other relevant documents, the Trusts will be classified for United
     States Federal income tax purposes as grantor trusts and not as associations taxable as corporations.

          3. The statements set forth in each of the Prospectus Supplements to the Prospectus contained in the Registration Statement under the caption "United
     States Federal Income Taxation" accurately describe the material United States Federal income tax consequences


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     to holders of the acquisition, holding and disposition
     of the Preferred Securities.

          We do not express any opinion as to any laws other than the Federal income tax laws of the United States of America.

          We know that we may be referred to in the Registration Statement, including the Prospectus and each Prospectus Supplement thereto, and we hereby consent to such use of our name therein, as well as to the use of this letter as an exhibit to the Registration Statement.


                           Very truly yours,


                           /s/ Cravath, Swaine & Moore


Time Warner Inc.
   75 Rockefeller Plaza
      New York, NY 10019